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                                                                EXHIBIT 4.3


                           CERTIFICATE OF TRUST OF
                           AMCORE CAPITAL TRUST I


     This Certificate of Trust of AMCORE Capital Trust I (the "Trust"), dated March 11, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is AMCORE Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:
First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware  19801.

     3. Effective Date. This Certificate of Trust shall be effective as of March 11, 1997.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                      John R. Hecht, not in his individual
                                          capacity but solely as Trustee


                                      /s/ John R. Hecht
                                      -------------------------------------

                                      THE FIRST NATIONAL BANK OF
                                          CHICAGO, not in its individual
                                          capacity but solely as Trustee


                                      By: /s/ Richard D. Manella
                                         ----------------------------------
                                      Name: Richard D. Manella
                                      Title: Vice President


                                      FIRST CHICAGO DELAWARE INC.,
                                          not in its individual capacity but
                                          solely as Trustee


                                      By: /s/ Steven M. Miller
                                         ----------------------------------
                                      Name: Steven M. Miller
                                      Title: Vice President